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UJB FINANCIAL CORP.                                              Exhibit (28)F
CONSOLIDATED RECONCILIATION OF ALLOWANCE FOR LOAN LOSSES
(dollars in thousands)
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                                        						       Nine Months Ended
							                                                 September 30
						                                             ---------------------
						                                                  1994        1993
						                                              ---------   ---------
Balance, January 1                                   $244,154    $277,449
   Purchase accounting adjustment                       1,833           -
   Provision charged to expense                        55,500      74,185
                                         						     ---------   ---------
						                                                301,487     351,634
						                                              ---------   ---------
   Net charge offs:
      Loans charged off                                74,458     112,101
      Less recoveries                                  10,716       9,353
						                                               ---------   ---------
   Net loans charged off                               63,742     102,748
						                                               ---------   ---------
Balance, September 30                                $237,745    $248,886
						                                               =========   =========
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